SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ENVIROSOURCE, INC

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 6/19/98            4,000             2.1027
          GABELLI INTERNATIONAL LTD
                                 6/19/98            3,000             2.1027
          GABELLI FUNDS, INC.

               THE GABELLI CAPITAL ASSET FUND
                                 6/11/98            5,000             2.0000
          GAMCO INVESTORS, INC.
                                 6/18/98           20,000             2.0000
                                 6/23/98            3,200             2.2070
                                 6/22/98           40,800             2.1441
                                 6/22/98            1,000             2.2500
                                 6/19/98           12,500             2.0300
                                 6/16/98            2,000             2.0000
                                 6/15/98            2,000             2.0000
                                 6/12/98            4,000             2.0625
                                 6/04/98            1,500             2.1875
                                 6/02/98            7,500             2.1750
                                 6/01/98            3,000             2.2500
                                 5/29/98            6,000             2.1979
                                 5/28/98            3,000             2.0625
                                 5/20/98            4,000             2.0000
                                 5/19/98            5,000             1.9375
                                 5/18/98            2,000             2.0000
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 6/24/98               42             2.1875
                                 6/24/98               21-            2.1875













                                                SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ENVIROSOURCE, INC

          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 6/19/98               50             2.0000
                                 5/22/98            4,070-            2.0000


































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.